FCX-007 Interim Data Update

Forward-Looking Statements This presentation and our accompanying remarks contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward- looking statements for this purpose and include, among others, statements relating to: the potential advantages of our product candidates; the initiation, design and timing of pre-clinical studies and clinical trials and activities and the reporting of the results thereof; the timing of regulatory submissions and actions; expected milestones; and all other statements relating to our future operations, future financial performance, future financial condition, prospects or other future events. Forward-looking statements are based upon our current expectations and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially and adversely from those expressed or implied by such statements. Factors that could cause or contribute to such differences include, among others: the impact of the announcement of the Board of Directors’ review of strategic alternatives, as well as any strategic transaction or alternative that may be pursued, on the Company's business, including its financial and operating results and its employees; that interim clinical trial results are not necessarily indicative of final clinical results and final clinical trial results may not be positive with regard to safety or efficacy of FCX-007 or FCX-013; uncertainties and delays relating to the initiation, enrollment and completion of pre-clinical studies and clinical trials, including with respect to FCX- 007, FCX-013 and our other product candidates; whether pre-clinical study and clinical trial results will validate and support the safety and efficacy of our product candidates; the risk that results seen in pre-clinical studies may not be replicated in humans; varying interpretation of pre-clinical and clinical data; unanticipated or excess costs relating to the development of our gene therapy product candidates; our ability to obtain additional capital to continue to fund operations; our ability to maintain our collaboration with Intrexon Corporation; and the other factors discussed under the caption “Item 1A. Risk Factors” in our most recent Form 10-K and Form 10-Qs which are available through the “Investors—SEC Filings” page of our website at www.fibrocell.com. As a result, you should not place undue reliance on forward-looking statements. The forward-looking statements made in connection with this presentation represent our views only as of the date of this presentation (or any earlier date indicated in such statement). While we may update certain forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if new information becomes available in the future. 2

Investment Highlights • Medical breakthroughs for rare diseases of the skin and connective tissue Focus on Rare Skin • Unmet needs with no approved therapies Diseases • Significant mortality and morbidity impact on pediatric populations Proprietary Ex-Vivo Gene • Autologous fibroblasts derived from skin are the vehicle to deliver target proteins Modified Fibroblast locally to the site of disease Platform • Extensive experience culturing dermal fibroblasts, including commercial scale • FCX-007 for the treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB) . Obtained FDA allowance to initiate enrollment of pediatric patients in Phase 2 . Two Clinical Trial Programs Well tolerated safety and positive early trends noted in pharmacology and wound healing • FCX-013 for the treatment of moderate to severe Localized Scleroderma . IND allowed by FDA, expect enrollment to begin 3Q2018 • Regulatory advantages including more frequent communications with FDA, eligibility Multiple FDA Designations for Accelerated Approval and Priority Review, and Rolling Review • Two Rare Pediatric Disease Designations to potentially receive Priority Review Vouchers (PRVs) upon market authorization • In-house 13,000 square foot cGMP cell therapy manufacturing facility supporting both Internal Manufacturing FCX-007 and FCX-013 Infrastructure • Existing capacity to serve the U.S. RDEB market 3

Development Pipeline Phase 1/2 Program Condition Target Research Pre-Clinical Clinical Trials FDA Designations Orphan Drug Type VII FCX-007 Recessive Dystrophic Rare Pediatric Disease Epidermolysis Bullosa Collagen (RDEB) Fast Track FCX-013 Moderate to Severe Orphan Drug MMP-1 Localized Scleroderma Rare Pediatric Disease Research Arthritis and Related TBD Conditions Portfolio being developed in collaboration with 4

Our Proprietary Fibroblast Platform

FIBROCELL

Delivery Vehicle



Autologous fibroblasts

- Readily sourced, as fibroblasts are the most common cell type in skin and connective tissue
- Reduced rejection and immunogenicity concerns
- Established manufacturing process and regulatory pathway

Viral Vector



Lentiviral vector gene transfer

- 3rd generation and self-inactivating
- Accommodates large gene constructs
- Transduces both dividing and non-dividing cells
- Target gene integration for long-term expression of the protein

Ex-Vivo Gene Modified Cells



FCX-007 autologous dermal fibroblasts in culture

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Personalized Biologics Approach 6

FCX-007 – Recessive Dystrophic Epidermolysis Bullosa FCX-007 is a dermal fibroblast transduced with a lentiviral (LV) vector encoded with the gene for type VII collagen (COL7) Orphan Drug Designation Rare Pediatric Disease Designation Fast Track Designation 7

About RDEB

About RDEB

FIBROCELL

Recessive Dystrophic Epidermolysis Bullosa (RDEB) is a monogenic disease resulting in chronic skin blistering and wounding


NORMAL SKIN
RDEB BLISTERING SKIN
Basal Keratinocytes
Basement Membrane Zone
Laminin 5/332
Collagen I/III
Anchoring Fibrils-Collagen VII
Fibroblasts
BLISTER

© 2017 Fibrocell Science, Inc.

Disease	Current Treatments	Epidemiology
• Cause: A mutation in the *COL7A1* gene that encodes for COL7 • Devastating, progressive, painful blistering disease that often leads to death • Diagnosed at infancy • High mortality rate – 76% of RDEB patients do not live beyond their 30's[1]	• Current treatments only address symptoms ▪ Bandaging & antibiotics – bandaging alone can exceed $10,000 per month[2] ▪ Feeding tubes ▪ Surgery, including hand and esophageal	**Dystrophic EB (DEB)** ~5,500 – 12,500 US[3] • **RDEB** ~1,100 – 2,500 US[4]





Photo credit: Science Photo Library

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FCX-007 Phase 1/2 Clinical Trial Design

FIBROCELL

Title	**A Phase 1/2 Trial of FCX-007 (Genetically-Modified Autologous Human Dermal Fibroblasts) for Recessive Dystrophic Epidermolysis Bullosa (RDEB)** NCT02810951
Primary Objective	To evaluate the safety of a single intradermal injection session of FCX-007
Secondary Objectives	• Pharmacology using immunofluorescence (IF), immunoelectron microcopy (IEM) and qPCR in wound and intact skin areas • Percent wound healing compared to baseline evaluation: ▪ Wounds were evaluated during a monitoring period prior to dosing and were observed to be open up to 8 months ▪ A matched size, untreated wound for each treated wound on the same patient was also monitored and evaluated
Investigator Sites	• Stanford University School of Medicine • Children's Hospital Colorado
Phase 1 Status	• Four patients enrolled and dosed, continuing follow-up visits to 52 weeks
Phase 2 Status	• Obtained FDA allowance to initiate enrollment of pediatric patients • Six patients ages seven and older targeted for enrollment • One patient enrolled, three scheduled for screening visits prior to the end of June 2018

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Interim Update

FIBROCELL

- **Selected to present data at the International Investigative Dermatology (IID) meeting in Orlando on May 19, 2018**

Dosing Parameters	
Number of adult patients dosed	4
Patient age range	20 - 37
Number of wounds treated	7
Wound size range (cm^2)	4.4 - 23.2
Cell dose concentration range (cells/mL)	1.4×10^7 - 2.5×10^7

- **Administered a single intradermal injection session at baseline to assess safety prior to increasing dose regimen**
  - One patient received a second injection session in the remaining unhealed areas of the wound 25 weeks post-administration after the baseline dose
- **Performed on an outpatient basis using conscious sedation rather than in a surgical suite under general anesthesia**
- **FCX-007 continues to be well tolerated up to 52 weeks post-administration**
  - No serious adverse events or product related adverse events
  - No replication competent lentivirus (RCL) detected
  - No autoantibody response detected, including one null genotype patient (NC-1-)

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Pharmacology: Immunofluorescence (IF)

FIBROCELL


Patient A
Patient B
Laminin-332
COL7 NC-1
Merged with nuclear stain
25 weeks
52 weeks
4 weeks
12 weeks
25 weeks
52 weeks*

*following second injection at 25 weeks

- COL7 expression continues to be detected in wounded and intact samples out to Week 52
- Increased expression of COL7 over time
- Laminin-332, a basement membrane zone (BMZ) marker, displays linear expression in the BMZ and is a binding partner of COL7
- Linear COL7 formation observed along the BMZ (white arrows)

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Pharmacology: Immunoelectron Microscopy (IEM)

FIBROCELL


AF
AF
AF
AF
AF

All images 25 weeks Post-Administration
Samples labeled with LH24 mAb, specific to the NC-2 domain of the COL7 molecule

- COL7 expression continues to be detected in wounded and intact samples out to Week 52
- Anchoring fibrils detected (AF with arrow)
- Black spots represent detectable COL7 in skin samples
- Detection of the NC-2 domain indicates full length COL7 is expressed

COL7 Structure


NC-1
Triple helix
NC-2
α1(VII)

Reference: Bruckner-Tuderman Leena. Can Type VII Collagen Injections Cure Dystrophic Epidermolysis Bullosa? *Molecular Therapy* (2008) 17 1, 6–7.

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FCX-007 Interim Readout: Wound Healing Wounds Treated with FCX-007 Post-Baseline Visit Percent (Number) of Wounds > 50% Percent (Number) of Wounds > 75% Healed Compared to Baseline Healed Compared to Baseline 4 weeks 100% (7/7) 86% (6/7) 12 weeks 86% (6/7) 71% (5/7) 25/32 weeks 67% (2/3) 67% (2/3) 52 weeks 100% (1/1) 0 (0%) Untreated Control Wounds Post-Baseline Visit Percent (Number) of Wounds > 50% Healed Compared to Baseline 4 weeks 14% (1/7) 12 weeks 17% (1/6) 25/32 weeks 0% (0/2) 52 weeks 0% (0/1) 13

Phase 1 Observations • Product is well-tolerated up to 52 weeks post-administration, with no evidence of circulating autoantibodies to COL7 • Pharmacology: . Variable pharmacology signals continue to be detected throughout the data set out to 52 weeks post-administration, including COL7 expression using IF and IEM, and anchoring fibrils using IEM . Increased expression of COL7 over time noted using IF . Patients dosed with higher cell concentrations resulted in more robust COL7 expression signals . LV-COL7 vector was detected in skin 25 weeks post-administration, indicating FCX-007 cells are still present in the skin • Wound healing: . Positive healing trends maintained at 4 and 12 weeks post-administration . The majority of untreated control wounds are unhealed out to 12 weeks post-administration . A higher healing percentage is noted 25 weeks and beyond post-administration of FCX-007 compared to untreated control, but a larger data set is required to comment on trends . A patient’s wound receiving second injection at 25 weeks exhibited continued healing effect at 32 weeks . Based on observations, the addition of a second dose at 12 weeks post-administration may contribute to effect durability . Wound selection and classification is important for evaluation success 14

Moving Forward with Phase 2 • Based on safety, pharmacology and wound healing data, we plan to continue exploring dose range and administration to ensure robust information in support of future clinical study, including: . Addition of another injection session in the dose series . Increase in cells administered per injection session . Higher cell concentration targets • Three additional patients are scheduled for screening visits prior to the end of June 2018 . On track to achieve milestone of completing enrollment in 3Q2018 • 2018-2019 FCX-007 anticipated milestones: January 2018 2Q2018 3Q2018 1Q2019 FDA allowance of Interim Phase 1 data Complete enrollment Interim data readout pediatric patient readout and trial of Phase 2 patients and trial update enrollment in Phase 2 update Dose first Phase 2 patient 15

Manufacturing Experience and Solutions • Fibrocell’s existing cGMP cell therapy manufacturing facility in Exton, PA has been designated as the production site for FCX-007 and FCX-013 . ~13,000 square foot facility includes cleanroom manufacturing, cryogenic storage, QC laboratories and shipping/receiving areas . Multiple site inspections by FDA . Site for remaining clinical and future commercial manufacture of FCX-007 and FCX-013 . Existing capacity to serve the U.S. RDEB market commercially • Working towards a more efficient manufacturing process . Targeting the large scale culture portion of the process with new technology . Potentially reduces time in culture by ~50% . Aids scalability and site capacity due to smaller culture footprint without sacrificing yield . The new technology is already in use as part of our FCX-013 IND • Vector supply on hand for remaining clinical analysis and launch of FCX-007 16

References 1 Fine, J. et. al. (ed.). Epidermolysis Bullosa: Clinical, Epidemiologic, and Laboratory Advances and the Findings of the National Epidermolysis Bullosa Registry. The John Hopkins University Press, Baltimore, MD, 1999. 2 The Dystrophic Epidermolysis Research Association of America (DebRA). EB brochure, page 6: http://www.debra.org/DebraBrochure; accessed 11/10/17. 3 DEBRA International. What is EB Infographic: http://www.debra-international.org/what-is-eb.html; accessed 11/10/17. 4 Murauer, E, Koller, U, Pellegrini, G, De Luca, M, Bauer, J. Advances in Gene/Cell Therapy in Epidermolysis Bullosa. The Keio Journal of Medicine. 2015; 64. 17